Exhibit 10.4

No. W-     6,000 Shares
2017 NONEMPLOYEE DIRECTOR
RESTRICTED STOCK AGREEMENT
This 2017 NONEMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT (this “Agreement”) is between OCEANEERING INTERNATIONAL, INC. (the “Company”) and D. MICHAEL HUGHES (the “Participant”), a nonemployee Director, regarding an award (this “Award”) of 6,000 shares of Common Stock (as defined in the AMENDED AND RESTATED2010 INCENTIVE PLAN OF OCEANEERING INTERNATIONAL, INC. (the “Plan”), such Common Stock comprising this Award referred to herein as “Restricted Stock”) awarded to the Participant effective February 24, 2017 (the “Award Date”), such number of shares subject to adjustment as provided in Section 15 of the Plan, and further subject to the following terms and conditions:
1.Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Board thereunder and are in effect on the date hereof. Except as defined or otherwise specifically provided herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
2.Vesting and Lapse of Restrictions.
(a)All shares of Restricted Stock shall vest in full (and all restrictions thereon shall lapse) on the first anniversary of the Award Date, provided the Participant is continuously providing service as Director through such date.
(b)All shares of Restricted Stock (and any substitute security and cash component distributed in connection with a Change of Control) shall vest in full (and all restrictions thereon shall lapse), irrespective of the provision set forth in subparagraph (a) above, provided that the Participant has been in continuous service as a Director since the Award Date, upon the earlier to occur of:
(i)the Participant’s death; or
(ii)the Participant’s retirement from his position as a Director of the Company, provided that such retirement is not before the date of the election of Class I members of the Board at the 2017 annual meeting of shareholders of the Company; or
(iii)a Change of Control.
3.Forfeiture of Award. If the Participant’s service as a Director terminates under any circumstances (except those provided in Paragraph 2 of this Agreement or in any other written agreement between the Participant and the Company which provides for vesting of the Restricted Stock), all unvested Restricted Stock as of the termination date shall be forfeited.
4.Registration of Shares. The Participant’s right to receive the Restricted Stock shall be evidenced by book entry registration (or by such other manner as the Committee may determine) at the beginning of the Restriction Period. Upon termination of the Restriction Period, a certificate representing such shares shall be delivered upon written request to the Participant as promptly as is reasonably practicable following such termination.

5.Code Section 83(b) Election. The Participant shall be permitted to make an election under Code Section 83(b), to include an amount in income in respect of this Award in accordance with the requirements of Code Section 83(b).
6.Dividends and Voting Rights. The Participant is entitled to receive all dividends and other distributions made with respect to Restricted Stock registered in his name and is entitled to vote or execute proxies with respect to such registered Restricted Stock, unless and until the Restricted Stock is forfeited.
7.Delivery of Shares. The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
8.Notices. Unless the Company notifies the Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement or the Plan shall be in writing addressed to the Corporate Secretary of the Company and shall be: (a) by registered or certified United States mail, postage prepaid, to 11911 FM 529, Houston, Texas 77041-3011; or (b) by hand delivery or otherwise to 11911 FM 529, Houston, Texas 77041-3011. Any such notice shall be deemed effectively delivered or given upon receipt.
Notwithstanding the foregoing, in the event that the address of the Company’s principal executive offices is changed prior to the date of any settlement of this Award, notices shall instead be made pursuant to the foregoing provisions at the then current address of the Company’s principal executive offices.
Any notice or other communication to the Participant with respect to this Agreement or the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices mailed by the Company to the Participant, five days after deposit in the United States mail, postage prepaid, addressed to the Participant at the address specified at the end of this Agreement or at such other address as the Participant hereafter designates by written notice to the Company.
9.Assignment of Award. Except as otherwise permitted by the Committee and as provided in the immediately following paragraph, the Participant’s rights under the Plan and this Agreement are personal, and no assignment or transfer of the Participant’s rights under and interest in this Award may be made by the Participant other than by a domestic relations order. This Award is payable during his lifetime only to the Participant, or in the case of the Participant being mentally incapacitated, this Award shall be payable to his guardian or legal representative.
The Participant may designate a beneficiary or beneficiaries (the “Beneficiary”) to whom this Award under this Agreement, if any, will pass upon the Participant’s death and may change such designation from time to time by filing with the Company a written designation of Beneficiary on the form attached hereto as Exhibit A, or such other form as may be prescribed by the Committee; provided that no such designation shall be effective unless so filed prior to the death of the Participant and no such designation shall be effective as of a date prior to receipt by the Company. The Participant may change his Beneficiary without the consent of any prior

Beneficiary by filing a new designation with the Company. The last such designation that the Company receives in accordance with the foregoing provisions will be controlling. Following the Participant’s death, this Award, if any, will pass to the designated Beneficiary and such person will be deemed the Participant for purposes of any applicable provisions of this Agreement. If no such designation is made or if the designated Beneficiary does not survive the Participant’s death, this Award shall pass by will or, if none, then by the laws of descent and distribution.
10.Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted in Paragraph 9 of this Agreement.
11.No Service as Director Guaranteed. No provision of this Agreement shall confer any right upon the Participant to continued service with the Company as a Director.
12.Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, excluding any choice of law provision thereof that would result in the application of the laws of any other jurisdiction.
13.Amendment. Except as set forth herein, this Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Participant.
14.Entire Agreement. This Agreement, together with the applicable provisions of the Plan, constitute the entire agreement of the Company and the Participant with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, regarding the subject matter hereof.
[Signature Page Follows]

OCEANEERING INTERNATIONAL, INC.

Award Date:	February 24, 2017	By:
David K. Lawrence
Senior Vice President, General Counsel
and Secretary
The Participant hereby accepts the foregoing 2017 Nonemployee Director Restricted Stock Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:

Date:
Participant’s Address:

EXHIBIT A TO 2017
NONEMPLOYEE DIRECTOR
RESTRICTED STOCK AGREEMENT
Designation of Beneficiary
I, D. Michael Hughes (the “Participant”), hereby declare that upon my death, ____________________ (the “Beneficiary”) who resides at ____________________ (address) and who is my ____________________ (relationship), will be entitled to the Award which may become payable under the Plan and all other rights accorded the Participant under the Participant’s 2017 Nonemployee Director Restricted Stock Agreement (capitalized terms used but not defined herein have the respective meanings assigned to them in such agreement).
It is understood that this designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated therein, including the Beneficiary’s survival of Participant. If any such condition is not satisfied, such rights shall devolve according to the Participant’s last will and testament, or if none, then the laws of descent and distribution.
It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked upon the filing of this designation with the Company. This designation of Beneficiary may only be revoked in writing, signed by the Participant, and filed with the Corporate Secretary of the Company prior to the Participant’s death.
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Participant
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Date